Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69875 and 33-54817) of Chris-Craft Industries, Inc. of our report dated February 10, 1999 appearing on page 13 of the Annual
Report to Shareholders, which is incorporated in this Annual Report on Form 10-K, and our report dated January 29, 1999 on the financial statements of United Paramount Network appearing in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

New York, New York
March 26, 1999